EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2004 relating to the consolidated financial statements of CNL IHC Partners, LP and subsidiaries which appears in Interstate Hotels & Resorts, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Orlando, Florida
August 24, 2004